[EXHIBIT 10.1.25]

                        TERM SHEET

This Term Sheet ("Term Sheet") sets forth the agreement entered into this 13 day of January , 2005 by and between Film and Music Entertainment, Inc. ("FAME"), a Nevada corporation located at 5670 Wilshire Boulevard, Suite 1690, Los Angeles, California 90036, on the one hand, and Eris Productions, a Florida Corporation, located at 8399 Bowden Way, Windermere, Florida 34786 and PTP Productions, LLC, a Florida Corporation, located at 7630 Westwood Drive #324, Tamarac, FL 33321 (collectively "Eris"), on the other hand, with respect to the final version, marketing and distribution of the documentary motion picture currently titled "Waking Up Dead" ("Picture") on the terms set forth herein:

     1. Eris hereby warrants and represents that it has full right title and interest in and to the Picture and the capability to execute this Term Sheet and to grant the rights contained herein.

     2. Eris shall provide FAME with a clear chain of title, free from any encumbrances, including all releases relating to all musical compositions used in the Picture. Any and all participation payments, royalties, synchronization rights, payments and/or any other required payments to third parties shall be the sole responsibility of Eris. Should FAME be required to make any such payments on behalf of Eris, such payments shall be deducted from distributions due to Eris from FAME.

     3. FAME and/or assigns shall have world-wide distribution and/or sales rights for the Picture and all derivative works for the period of fifteen (15) years.

     4. FAME agrees to use its best efforts to seek potential distributors for the Picture and to maximize revenues from the Picture. Once FAME has identified a prospective distributor, FAME will inform Eris of the distributor's identity and degree of interest. Eris and FAME will work together in all aspects of pursuing a distribution agreement with all distributors. However, Eris will not have the authority to finalize or enter into any agreement with the distributor.

     5. FAME and/or assigns will be accorded a single card presentation credit on a most favored nations basis to read "FAME presents", and John Daly will be accorded either a co-producer or executive producer credit in first position. Likewise, Eris shall receive either a co-producer or executive producer credit in second position.

     6. All net profits (as defined below) realized from the marketing or distribution or any other exploitation of the Picture shall be apportioned between the parties as follows:


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         FAME ...........20%
         Eris ...........80%

For purposes of this Paragraph 6, "gross receipts" shall be defined to mean all revenue received by FAME or its subsidiaries or affiliates acting as sub-distributors, sub-licensees or agents (without any deductions), generated by any marketing, sale, licensing, distribution or any other exploitation of the Picture, including the gross amounts received by any of FAME'S subsidiaries or affiliates acting as sub-distributors, sub-licensees or agents.

For purposes of this Paragraph 6, "net profits" shall mean the gross receipts received by FAME or its subsidiaries or affiliates acting as sub-distributors, sub-licensees or agents on account of any marketing, sale, licensing, distribution or any other exploitation of the Picture in any format, in any language and/or any territory in the world, LESS the following, in order of priority:

a) Reimbursement of 100% all distribution and sales costs and expenses, including, without limitation, direct marketing expenses; costs of conversion to 16mm or 35mm prints, should Eris and FAME jointly determine that such conversion will increase the income potential on the Picture; all print and advertising expenses; costs incurred in connection with promotional materials; sales and withholding taxes, shipping of promotional material; publicity material, bank transfer charges, dubbing and production of foreign language tracks; and advertising expenses that have been advanced or incurred by FAME in connection with the distribution of the Picture hereunder.

b) Reimbursement of 100% all distribution and sales costs and expenses, including, without limitation, direct marketing expenses; costs of conversion to 16mm or 35mm prints, should Eris and FAME jointly determine that such conversion will increase the income potential on the Picture; all print and advertising expenses; costs incurred in connection with promotional materials; sales and withholding taxes, shipping of promotional material; publicity material, bank transfer charges, dubbing and production of foreign language tracks; and advertising expenses that have been advanced or incurred by Eris in connection with the distribution of the Picture hereunder.

All of FAME'S expenses in excess of $1,000.00 must have prior approval from Eris in order to be considered recoupable. FAME shall provide written documentation or receipt to Eris any and all expenses less than $1,000.00 within five (5) business days of said expenditures. Eris' approval of FAME'S expenses shall not unreasonably withheld.

     7. FAME shall have Eighteen (18) months from the final signature date below in which to secure reasonable sales and/or distribution of the Picture. Should


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          FAME fail to secure such sales and/or distribution
          within this term, Eris shall have the right, but not the obligation, to immediately cancel this Term Sheet with thirty (30) days prior written notice. Additionally, if at any time after nine
          (9) months from the final signature date below, Eris believes that FAME is not using its best efforts with regard to securing reasonable sales and/or distribution of the Picture, Eris shall have the right to notify FAME, in writing, of FAME'S deficiency of perfoffi1ance under this Term Sheet and provide FAME with a reasonable course of action to cure such deficiency. FAME shall have thirty (30) days to cure any such deficiency.
          Should  said  deficiency  not  be  addressed   and
          rectified in the allotted thirty (30) days, Eris shall have the right to cancel said Term Sheet with written notice to FAME. Should cancellation of the Term Sheet occur, either after nine (9) months or after eighteen (18) months, as provided for above, with the required written notice from Eris, FAME shall have the right on a first priority basis, which survives cancellation of the Term Sheet, to recoup all prior approved expenses, as described in Paragraph 6(a) above, from any future net profits, as defined in Paragraph 6 above, derived from the Picture. If Eris does not reimburse FAME on a first priority basis from net profits for FAME'S prior approved expenses, FAME'S sole remedy for recoupment of said prior approved expenses shall be limited to a claim for breach of contract. Upon any cancellation of this Term Sheet, Eris shall retain all rights in and to the Picture and any other creation based on or arising from the Picture created by Eris, and any material developed as of the date of termination based thereon, shall revert to or be delivered to Eris. Not withstanding the foregoing, Eris agrees that this paragraph shall be deemed waived upon the
          earliest  attainment  by  FAME  of  any   of   the
          following events: (a) theatrical release in at least three (3) markets, two of which must be major markets, defined as Los Angeles, New York, Chicago, Philadelphia, San Francisco, Washington D.C., Atlanta, Dallas, Boston, or Miami, in not less than ten (10) theaters; (b) sale of the Picture in five (5) foreign territories; or (c) prize awarded in at least three (3) festivals.

    8.    Before  entering  into any  distribution  or
          sales agreements and/or before making any third-party commitment on any matter relating to the Picture, FAME shall request approval and/or consent of Eris. Said approval and/or consent shall not be unreasonably withheld and shall be granted in a reasonable time period.

    9. FAME shall provide Eris with statements of income within thirty (30) days of the end of a statement period. Statement periods shall be defined as monthly for theatrical income and quarterly for all other ancillary income. FAME shall provide a check to Eris for payment in full of all sums then due and payable to Eris, less any recoupments allowable under Paragraph 6(a) above, within fifteen (15) days of the end of each statement period. Theatrical income is defined as any income derived from the marketing and/or distribution of the Picture in theaters. Ancillary income is defined as any other income received


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          by  FAME  that  does not relate  to  the  sale  or
          distribution of the Picture in theaters.

    10.   Eris  shall have reasonable audit rights  and
          shall be allowed to inspect any and all of FAME'S and/or its assigns, records relating to the Picture. Eris can conduct said audit upon a minimum of three (3) weeks prior written notice, at Eris' sole expense and during FAME'S normal business hours. Each annual statement from FAME maybe audited once, and such audit must be conducted no longer than twelve (12) months after the closing date of the period to be audited.

    11. Eris shall provide FAME, on a timely basis, the delivery schedule, attached hereto and part of the whole hereof as "Schedule A".

    12. Eris understands and agrees that FAME is a holding company and that FAME will be assigning its rights to various subsidiaries. Eris shall be kept advised of any and all assignments and hereby agrees to such assignments.

    13.   FAME acknowledges that Eris is the sole
          creator and author of the Picture and that Eris is the exclusive owner of copyright in said work and of all rights comprised in copyright. It is agreed that Eris shall have the right to exercise all rights of copyright owner with respect to original story for the script of the Picture, including but not limited to all exclusive rights specified in 17 U.S.C 106. FAME does not own nor is it entitled to any rights or claims to any intellectual property developed by or for Eris outside of the relationship created between the parties.

    14.   All other terms, including any re-edit and/or
          additional materials  necessary  to  deliver   the
          Picture with a minimum of eighty-eight (88) minutes of running time, shall be subject to good faith, reasonable negotiations between the parties hereto. Eris shall have reasonable final creative control of the Picture, and approval shall not to be unreasonably withheld.

     15. Throughout the term of this Term Sheet and at all times thereafter, Eris and FAME agree not to disclose to others or to use any confidential or proprietary information or property of the other acquitted hereunder or in connection herewith, except as authorized herein or in advance, in writing, to the disclosing party , and both shall keep and shall require their respective directors, officers, employees and agents to keep confidential such information, including, but not limited to, all designs, sketches, drawings financial and marketing information, customer lists and other non-public business and financial information, or as required by FAME as a public company or by a court of law. The foregoing restrictions shall not apply to confidential information which is or was learned, acquired or developed independently by the receiving party, or which is known publicly. The


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          provisions of this Paragraph 15 and each party's
          obligations hereunder shall survive any cancellation or expiration of this Term Sheet.

    16. FAME shall indemnify and hold harmless Eris from and against any loss, cost, claim, damages or other liability to or from any third party arising out of FAME'S commitments, obligations, warrantees and representations made under this Term Sheet. Likewise, Eris shall indemnify and hold harmless FAME from and against any loss, cost, claim, damages or other liability to or from any third party arising out of Eris' commitments, obligations, warrantees and representations made under this Term Sheet.

    17. All requests, reports, approvals and notices required or permitted to be given under this Term
          Sheet   shall be in writing and shall, unless
          specifically provided otherwise in this Term Sheet, be deemed to have been given if personally delivered, faxed (with receipt confirmed) or mailed (by registered or certified air mail, return receipt requested), postage prepaid, to the party concerned, at its address or addresses as set forth above or as designated from time to time by notice in writing, and the date of mailing shall be considered the notification date.

    18. The parties acknowledge that they have each been advised by, or had the opportunity to be advised by, legal counsel during the course of negotiation of this Term Sheet, and therefore this Term Sheet shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Term Sheet to be drafted. Each party having had the opportunity to seek and obtain legal advice with respect to its respective rights and obligations under this Term Sheet, and having done so, each party hereby sets it hand below on the date first above specified, with the intent to be bound hereby.

    19. Other than claims arising under the copyright laws of the United States, any disputes, controversy or claim arising out of or relating to this Term Sheet, or the breach thereof, which cannot be resolved within a reasonable time through discussions between the parties, shall be resolved by means of arbitration to be conducted in Los Angeles, California by a single arbitrator, who shall be mutually agreed upon by the parties. If the parties are unable to agree on the arbitrator, the arbitrator shall be selected pursuant to the rules and procedures specified by the American Arbitration Association. The arbitration will proceed in accordance with the rules specified by the arbitrator, if the parties so agree, or if they do not agree, the arbitration will proceed under the rules of the American Arbitration Association ( or any successor organization thereto) in accordance with its Commercial Arbitration Rules. The decision of the arbitrators shall be final, conclusive and binding upon the parties and, a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. The costs and expenses of the arbitration proceedings, exclusive of attorney's fees, shall be shared equally between or among the parties. In any dispute arising from or to enforce the terms of this Term Sheet, the prevailing party in such dispute shall be entitled to recover that party's attorney's fees and costs from the other party.


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    20.   This Term Sheet supersedes any and all prior
          agreements, oral or written, with respect to the subject matter hereof. Time is of the essence. Should any portion of this Term Sheet be found not enforceable, such portion shall be deemed severed with the balance of the Term Sheet remaining in full force and effect. This Term Sheet may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. All changes to any portion of this Term Sheet must be done in writing and must be signed by both Eris and FAME. Failure of either party to enforce at any time any term, provision or condition of this Term Sheet, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein, in no way whatsoever shall a waiver of any term, provision or condition of this Term Sheet be valid unless in writing, signed by the waiving party , and only to the extent set forth in such writing. This Term Sheet shall be deemed entered into and wholly performed in Los Angeles, California and shall be subject to the law and jurisdiction thereof.

Our signatures below this ____ day of January, 2005 shall indicate our acceptance of the foregoing:

ERIS                               FAME



___________________________        __________________________
By:  Fabio Jafet                   By:  John Daly
Its:  President                    Its:  President




PTP Productions, LLC





____________________________
By:  Phillip Varone III
Its:  Managing Member








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                             "Schedule A"
                            Delivery Items*

1.   Lab access letter
2.   Answer Print or check print
3.   IP
4.   IN
5.   Textless Main/End title IP
6.   Script
7.   Copy of Shooting Script (transcript of actual onscreen language)
8.   Credit Block
9.   Main Title Credits List
10.  End Title Credits List
11.  Music Elements (DAT copy of score and other tracks in the film)
12.  Music Cue Sheet
13.  Music Contract/license Agreements
14.  Pub/Advert-color slides
15.  Press Kits
16.  Key, Art, Poster or any one sheets(if available)
17.  Paid advert statements
18.  Chain of the Title Statement
19.  E & O Insurance
20.  Copyright Report
21.  Copyright Certificate
22.  CCSL-Combined Continuity and Spotting List
23.  Video Masters-Hi Def/DBC/D-1
24.  Video Cassette viewing copy of NTSC (if available)
25.  Trailer

* Whereas the picture is a documentary shot in multiple formats, the above delivery items may be modified by FAME to accommodate the nature of the project







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